SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2003

WATSON WYATT & COMPANY HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	52-2211537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 H Street NW
Washington, D.C. 20006-3900

(Address of principal executive offices, including zip code)

(202) 715-7000

(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

Watson Wyatt & Company Holdings, Inc. has adopted a written 10b5-1 Share Repurchase Plan pursuant to the Securities and Exchange Commission Rule 10b5-1 for purposes which may include offsetting any potential dilution from shares which may be issued in connection with the Company’s employee benefit plans.  The adoption of the Plan is pursuant to the previously announced authorization by the Board of Directors in May 2003 and recent shareholder approval to amendments in the Company’s employee benefit plans, which increased share authorization. The Plan permits the trading in the Company’s common stock, par value $0.01 per share, in accordance with SEC rules.  The Plan is in compliance with SEC rules and applicable securities regulations.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt & Company Holdings

(Registrant)

Date: December 5, 2003	BY:	/s/ John J. Haley
John J. Haley
President and Chief Executive Officer